UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

Schedule 14A

________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Relmada Therapeutics, Inc.

_____________________________________________________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April [    ], 2026

Dear Fellow Shareholders,

The past year marked a defining chapter in Relmada Therapeutics’ history. Few companies face circumstances as challenging as those we encountered at the end of 2024, and fewer still are able to respond with the speed, discipline, and resolve required to fundamentally reposition for long-term success. I am proud to report that 2025 was a transformational year for Relmada — one that has meaningfully strengthened our foundation and positioned the Company for renewed and potentially even larger value creation.

The interim analysis of our former lead program in December 2024 was disappointing, but it did not find us unprepared as the Business Development activities were always present in the background. Management and the Board acted decisively. We undertook a comprehensive reassessment of our strategy, operations, and capital allocation priorities. With limited cash resources and a severely depressed share price, we focused first on preserving the Company’s viability. Through disciplined expense management and careful prioritization, we extended our operating runway sufficiently to allow for a strategic recovery while continuing to fund critical activities.

At the same time, we initiated a thorough corporate and strategic review, supported by multiple investment banking firms, to evaluate all reasonable alternatives for maximizing shareholder value. After careful consideration, management and the Board concluded that Relmada’s most valuable asset was its experienced and capable clinical development organization. Leveraging this expertise to rebuild our pipeline enhanced by access to quality capital as a Nasdaq listed entity, offered substantially greater long-term value potential than any alternative.

As a result, we adopted a new strategy centered on acquiring and advancing clinically de-risked assets where Relmada could apply its development capabilities to unlock value. The challenging funding environment in the biotechnology sector created a unique opportunity to in-license or acquire promising programs whose originators lacked the resources or infrastructure to advance them further.

Despite significant constraints, we successfully executed on this strategy in 2025, acquiring two compelling clinical-stage assets. NDV-01, a novel extended-delivery formulation of gemcitabine and docetaxel for non-muscle invasive bladder cancer, entered our portfolio with early Phase II proof-of-concept data and the potential for rapid advancement into pivotal trials. Sepranolone, a synthetic neurosteroid with a well-established safety and pharmacodynamic profile, offers significant promise in Prader-Willi syndrome and other indications, with a Phase II proof-of-concept study in PWS expected to begin in mid-2026.

These acquisitions, particularly NDV-01, were central to Relmada’s resurgence during the year. Our progress was reflected in a dramatic recovery of shareholder value. From a low share price of $0.24 in March 2025 — corresponding to a market capitalization of approximately $7 million — our stock reached a post-financing high of $4.83 in December, representing a market capitalization of approximately $353 million. Concurrently, our cash position increased from less than $10 million at its low point to approximately $100 million following our November financing, providing the resources necessary to fully execute a robust clinical development program.

Equally important was our ability to retain and strengthen our team during an extraordinarily difficult period. Despite significant uncertainty, limited financial flexibility, and the loss of value in employee equity incentives, our core team remained committed to Relmada’s mission. We further enhanced our capabilities with the addition of Dr. Raj Pruthi as Chief Medical Officer for Urology. Dr. Pruthi’s distinguished academic and industry background brought immediate credibility to the NDV-01 program and reinforced our development leadership.

Finally, through sustained and proactive investor engagement, management successfully addressed the risk of NASDAQ delisting and the regulatory limitations associated with our reduced market capitalization. These efforts, supported by meaningful open-market share purchases by senior executives, including my own, helped restore market confidence and laid the groundwork for the successful $100 million financing completed in November at market price and with the participation of a prominent strategic investor.

Because of the actions taken in 2025, Relmada enters 2026 with a strengthened balance sheet, an exciting and diversified pipeline, and a clear strategic focus. On behalf of the Board and management team, I thank you for your continued support and confidence. We remain committed to disciplined execution, thoughtful capital allocation, and creating long-term value for our shareholders.

We appreciate your ongoing confidence and look forward to continuing our journey together. Thank you for your trust and support.

Sincerely,

/s/ Sergio Traversa
Sergio Traversa
Chief Executive Officer
Relmada Therapeutics, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2026

To the stockholders of Relmada Therapeutics, Inc.,

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Relmada Therapeutics, Inc. to be held in a virtual-only meeting format via live webcast on the Internet on May 27, 2026 at 9:30 a.m. Eastern Time. At the annual meeting you will be asked to vote on the following matters:

•        Proposal 1:    To elect Charles J. Casamento and Sergio Traversa, as Class II directors, each to serve for a three-year term that expires at the Annual Meeting of Stockholders in 2029, or until his successor is elected and qualified or until his earlier resignation or removal;

•        Proposal 2:    To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•        Proposal 3:    To approve an amendment to the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan to increase the shares of our common stock available for issuance thereunder by 3.0 million shares; and

•        Proposal 4:    To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000.

We also will transact such other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” the election of each nominee as director and “FOR” each of the other proposals set forth in this Notice. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on March 30, 2026 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting to the Annual Meeting, by appointment, for a period of ten days before the meeting in person at our corporate offices in Coral Gables, Florida, and in electronic form at the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, and returning your completed proxy card or vote by mail, internet or by fax by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

We are holding the 2026 Annual Meeting of Stockholders in a virtual-only meeting format via live webcast on the Internet. You will not be able to attend at a physical location. Stockholders will be able to join and attend online by logging in at www.virtualshareholdermeeting.com/RLMD2026. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors
/s/ Charles J. Casamento
Coral Gables, FL	Chairman of the Board
April [ ], 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2025 Annual Report on Form 10-K are available at

www.relmada.com or www.proxyvote.com

Page
General	1
Questions and Answers	1
Who Can Help Answer Your Questions?	6
Corporate Governance	6
Board Committees	9
Director Compensation	11
Audit Committee Report	12
Directors and Executive Officers	13
Executive Compensation	16
Compensation Discussion & Analysis	16
Compensation Committee Report	23
Summary Compensation Table	24
Employment Agreements	24
Equity Compensation Plan Information	28
Outstanding Equity Awards at December 31, 2025	29
Pension Benefits	30
Potential Payments Under Severance/Change in Control Arrangements	30
Pay versus Performance Information	32
Principal Stockholders	33
Certain Relationships and Related Transactions	35
Principal Accounting Fees and Services	36
Proposal 1 — Election of Directors	37
Proposal 2 — Ratification of the Appointment of CBIZ CPAs P.C.	38
Proposal 3 — To approve an amendment to the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan	39
Proposal 4 — To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000.	48
Other Matters	51
Annual Report on Form 10-K	51
Householding of Proxy Materials	51
Proposals of Stockholders	52
Additional Information	53
Where You Can Find More Information	53

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

i

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Relmada Therapeutics, Inc. for use at our 2026 annual meeting of stockholders to be held in a virtual-only (online) meeting format via live webcast on the Internet on May 27, 2026 at 9:30 a.m. Eastern Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about April [    ], 2026.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•        to elect Charles J. Casamento and Sergio Traversa, as Class II directors, each to serve for a three-year term that expires at the Annual Meeting of Stockholders in 2029, or until his successor is elected and qualified or until his earlier resignation or removal;

•        to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•        to approve an amendment to the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan to increase the shares of our common stock available for issuance thereunder by 3 million shares;

•        to approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000; and

•        such other matters as may properly come before the annual meeting or any adjournments or postponement thereof.

How does the Board of Directors recommend that I vote on the proposals?

Our Board unanimously recommends that the stockholders vote “FOR” the election of each nominee as director and “FOR” each of the other proposals being put before our stockholders at the meeting.

At this time, our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on the matters.

How do I vote?

Whether you plan to attend the online annual meeting or not, our Board urges you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominees for director; should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accounting firm; and should be voted for, against or abstained with respect to approving the amendment to our stock plan. Voting by proxy will not affect your right to virtually attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Empire Stock Transfer, or you have stock certificates registered in your name, you may submit a proxy to vote:

•        By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

•        By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

•        On the day of the meeting, you may go to www.virtualshareholdermeeting.com/RLMD2026, and log in by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice, as applicable. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., Eastern Time, on May 26, 2026.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•        By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

•        By mail. You should receive instructions from the record holder explaining how to vote your shares.

How may I attend and participate in the Meeting?

We will be hosting the meeting live via the Internet. There will not be a physical location for the meeting. Our virtual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions. Our virtual format also allows stockholders from around the world to participate and ask questions and for us to give thoughtful responses. Any stockholder can listen to and participate in the meeting live via the internet at www.virtualshareholdermeeting.com/RLMD2026. Stockholders may begin submitting written questions through the internet portal at 9:15 a.m. (Eastern Time) on May 27, 2026, and the webcast of the annual meeting will begin at 9:30 a.m. (Eastern Time) that day.

Stockholders may also vote while connected to the meeting on the Internet. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/RLMD2026.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions.

What happens if additional matters are presented at the annual meeting?

Other than the matters identified in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Sergio Traversa, PharmD, MBA, our Chief Executive Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters. For example, Proposal 2 — Ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm is considered a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to this Proposal. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 — the election of Charles J. Casamento and Sergio Traversa, to our Board of Directors, Proposal 3 — the amendment to the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan, and Proposal 4 - an amendment to our Articles of Incorporation, as amended. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On March 30, 2026, the Record Date for determining which stockholders are entitled to vote at the annual meeting or any adjournments or postponements thereof, there were 104,888,223 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Holders of thirty-four percent (34%) of our outstanding stock as of the Record Date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote online at the meeting or have properly submitted a proxy card or voted by mail or Internet.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date or by attending the annual meeting at www.virtualshareholdermeeting.com/RLMD2026 and voting at the meeting. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

•        as necessary to meet applicable legal requirements;

•        to allow for the tabulation of votes and certification of the vote; and

•        to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Relmada Therapeutics, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one

Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Relmada Therapeutics, Inc.
Attention: Sergio Traversa, Chief Executive Officer
2222 Ponce de Leon Blvd., Floor 3
Coral Gables, Florida 33134
Tel: (786) 629-1376

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of Relmada Therapeutics, Inc.’s 2025 Annual Report on Form 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?” Our 2025 Annual Report on Form 10-K is available by accessing our Investor Relations page at www.relmada.com and our Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to elect directors?

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

What is the voting requirement to approve the other proposals?

The proposal to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

The proposal to approve an amendment to our 2021 Equity Inventive Plan to increase the shares authorized under the plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

The proposal to approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000 requires the votes cast “FOR” the proposal equals at least a majority of the outstanding shares of common stock as of the Record Date.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

An affirmative vote of a majority of the votes cast at the meeting is required for approval of all other items being submitted to the stockholders for their consideration.

How can I communicate with the non-employee directors on the Relmada Therapeutics, Inc. Board of Directors?

Our Board encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Chairman of the Board. Stockholders can send communications by mail to:

Charles J. Casamento, Chairman of the Board
Relmada Therapeutics, Inc.
2222 Ponce de Leon Blvd., Floor 3
Coral Gables, Florida 33134

Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that our Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by calling Brian Richie, from LifeSci Advisors at (646) 656-1564.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Director — Proposal No. 1” on page 36.

Director Independence

We use the definition of “independence” of The Nasdaq Stock Market to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•        the director is, or at any time during the past three years was, an employee of the Company;

•        the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•        a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•        the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•        the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•        the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Our common stock is currently listed on the Nasdaq Capital Market under the ticker symbol RLMD with a requirement that a majority of our Board of Directors be independent. Under the above-mentioned Nasdaq Capital Market director independence rules, we believe that Charles J. Casamento, R.Ph. MBA, John Glasspool, and Fabiana Fedeli qualify as independent directors of the Company.

Board Leadership Structure

Our Board of Directors has a policy that calls for the leadership role of the Board of Directors and Company management, namely the Chairman of the Board of Directors and the Chief Executive Officer, to be separate as it believes that the most effective leadership structure for us at this time is not to have these roles combined.

Sergio Traversa, PharmD, MBA serves as our Chief Executive Officer and Charles J. Casamento, R.Ph, MBA is our Chairman of the Board. We believe this structure of having a separate Chief Executive Officer and Chairman of the Board provides proper oversight of the Company and its operations.

Board Risk Oversight

Risk management is primarily the responsibility of the Company’s management; however, the Board of Directors has responsibility for overseeing management’s identification and management of those risks. The Board of Directors considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board of Directors and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks, if any, to the Company in connection with the annual review of the Company’s business plan and its review of budgets, strategy, cybersecurity and major transactions.

Board of Directors Meetings and Attendance

During the fiscal year ended December 31, 2025, the Board of Directors held seven meetings. All directors attended the board meetings.

Anti-Hedging Policies

The Company does not currently have a policy prohibiting employees, officers, or directors from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Code of Ethics and Business Conduct

We adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Ethics and Business Conduct is available on the Company’s website, under About Relmada using the tab Governance/Compliance at www.relmada.com. We will post on our website any amendment to our Code of Ethics and Business Conduct or waivers of our Code of Ethics and Business Conduct for directors and executive officers.

Communications with Directors

The Board of Directors has procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Charles J. Casamento, Chairman of the Board of Relmada Therapeutics, Inc., 2222 Ponce de Leon Blvd., Floor 3, Coral Gables, Florida 33134. Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that the Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Relmada Therapeutics, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (786) 629-1376.

Director Diversity

While our Board of Directors does not have a specific policy regarding diversity among directors, diversity of race, ethnicity, gender, age, cultural background and professional experience is considered in evaluating candidates for membership on our Board of Directors. The Board is committed to recruiting and nominating directors for election who will provide the Board with necessary diversity of experiences, skills and characteristics to enhance the Board’s ability to effectively guide our strategy and oversee our operations. In recommending candidates for election to the Board, in the context of the perceived needs of the Board at that time, the Corporate Governance and Nominating Committee evaluates a candidate’s knowledge, experience, skills, expertise and diversity, and any other factors that the Corporate Governance and Nominating Committee deems relevant. In particular, the Board and the Corporate Governance and Nominating Committee believe that the Board should be comprised of a well-balanced group of individuals. Our Board currently consists of five highly experienced and engaged members.

Legal Proceedings

None of the Company’s current directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Whistle Blowing Policy

We have adopted a Company Whistle Blowing Policy, for which a copy will be provided to any person requesting same without charge. To request a copy of our Whistle Blowing Policy please make written request to our Chief Executive Officer, at Relmada Therapeutics, Inc., 2222 Ponce de Leon Blvd., Floor 3, Coral Gables, Florida 33134. We believe our Whistle Blowing Policy is reasonably designed to provide an environment where our employees and consultants may raise concerns about any and all dishonest, fraudulent or unacceptable behavior, which, if disclosed, could reasonably be expected to raise concerns regarding the integrity, ethics or bona fides of the Company.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of its securities by its directors, officers, employees and independent contractors that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company.

Directors, executive officers, employees and other related persons may not buy, sell or engage in other transactions in the Company’s shares while aware of material non-public information; buy or sell securities of other companies while aware of material non-public information about those companies that they became aware of as a result of business dealings between the Company and those companies; or disclose material non-public information to any unauthorized persons outside of the Company. The policy also restricts trading and other transactions for a limited group of Company employees (including executives and directors) to defined window periods that follow the Company’s quarterly earnings releases. More information regarding our Insider Trading Policy can be found in Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to us, we believe that as of the date of this Report, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements.

BOARD COMMITTEES

Our Board of Directors has formed three standing committees: audit, compensation, and nominating and corporate governance. Actions taken by our committees are reported to the full board. Each of our committees has a charter and each charter is posted on our website.

Audit Committee	Corporate Governance and Nominating Committee	Compensation Committee
Fabiana Fedeli*	John Glasspool*	Charles J. Casamento*
Charles J. Casamento	Charles J. Casamento	John Glasspool
John Glasspool	Fabiana Fedeli	Fabiana Fedeli

____________

*        Indicates committee chair

Audit Committee

Our Audit Committee, which currently consists of three directors, provides assistance to our Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company. The committee met four times in 2025 and has a charter which is reviewed annually. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers. Our Board of Directors has determined that Fabiana Fedeli qualifies as an independent “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and that all members of the Audit Committee are independent and financially literate within the meaning of SEC rules and under the current listing standards of The Nasdaq Stock Market. Fabiana Fedeli is the chairman of the Audit Committee.

Corporate Governance and Nominating Committee

Our Board of Directors has a Corporate Governance and Nominating Committee composed of John Glasspool, Charles J. Casamento and Fabiana Fedeli. Mr. Glasspool serves as the chairman of the committee. The committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the board of directors for consideration. The committee met four times in 2025 and has a charter which is reviewed annually. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee will assess all director nominees using the same criteria. During 2025, we did not pay any fees to any third parties to assist in the identification of nominees. During 2025, we did not receive any director nominee suggestions from stockholders.

Compensation Committee

Our Compensation Committee, which currently consists of three directors, establishes executive compensation policies consistent with the Company’s objectives and stockholder interests. The committee met twice in 2025 and has a charter which is reviewed annually. Our Compensation Committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation. In addition, our compensation committee generally is responsible for:

•        establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

•        overseeing our compensation plans, including the establishment of performance goals under the Company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

•        overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

•        acting as administrator of any Company stock option plans; and

•        overseeing the outside consultant, if any, engaged by the Compensation Committee.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board of Directors for approval.

Outside consulting firms retained by our Compensation Committee and management also will, if requested, provide assistance to the Compensation Committee in making its compensation-related decisions.

DIRECTOR COMPENSATION

Non-management Directors of the Company received a quarterly cash retainer of $18,538 in 2025 per quarter for their service on the Board of Directors. They also received reimbursement for out-of-pocket expenses and certain directors have received stock option grants for shares of Company common stock as described below. Our Chairman of the Board received additional compensation of $70,443 for his role as chairman.

Board committee members will receive the following annual compensation for committee participation in 2026 (which is 5% increase from 2025):

BOD Committee	Chairman	Member
Audit	$25,953	$11,679
Compensation	$18,816	$9,084
Corporate Governance and Nominating	$18,816	$9,084

The following table sets forth the compensation of our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation(3)	Total
Charles J. Casamento	$182,288	$—	$672,003	$	$854,291
John Glasspool	$111,844	$—	$672,003	$	$783,847
Fabiana Fedeli	$116,170	$—	$672,003	$	$788,173

The following table sets forth the compensation of our non-employee directors for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation(3)	Total
Charles J. Casamento	$173,608	$—	$—	$180,000	$353,608
Paul Kelly(2)	$70,620	$—	$—	$802,160	$872,780
John Glasspool	$106,518	$—	$—	$180,000	$286,518
Fabiana Fedeli	$110,638	$—	$—	$180,000	$290,638

____________

(1)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules Accounting Standards Codification Topic 718. Stock options were granted to Board members in June of 2025 as it was determined that the Company completed a successful turnaround.

(2)      Effective January 1, 2023, Paul Kelly, MBA, no longer chairs or serves on the Compensation Committee of the Board of Directors or serve on the Audit Committee of the Board of Directors. Paul Kelly was also compensated as special advisor/consultant to Relmada in 2024 and as an employee in 2025.

(3)      This column reflects cash compensation in replacement of stock options granted that were subsequently not approved at the annual shareholder meeting.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Board of Directors (the “Audit Committee”) was formed in July 2015. During 2025, the Audit Committee was composed of the following three directors: Fabiana Fedeli, John Glasspool, and Charles Casamento, each of whom is “independent” as defined by the rules of The Nasdaq Stock Market. Ms. Fedeli serves as chairwoman of the Audit Committee.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board of Directors. The responsibilities of the Audit Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Audit Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees.” The Audit Committee has discussed with the independent auditor, the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Audit Committee by the independent auditor as required by the Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees Concerning Independence.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent to the Audit Committee, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Audit Committee and the Board of Directors have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

Audit Committee of the Board of Directors

/s/ Fabiana Fedeli, Chairwoman of the Audit Committee

/s/ Charles Casamento

/s/ John Glasspool

____________

*        The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of April [    ], 2026:

Name	Age	Position
Sergio Traversa	65	Chief Executive Officer, and Director
Maged Shenouda	61	Chief Financial Officer
Charles Ence	66	Chief Accounting and Compliance Officer
Paul Kelly	67	Chief Operating Officer and Director
Charles J. Casamento	79	Chairman of the Board and Directors
John Glasspool	63	Director
Fabiana Fedeli	55	Director

Sergio Traversa has been our Chief Executive Officer and director since April 2012. Mr. Traversa was our Interim Chief Financial Officer from February 2017 to July 2019. Previously, from January 2010 to April 2012 he was the Chief Executive Officer of Medeor Inc., a spinoff pharmaceutical company from Cornell University. From January 2008 to January 2010, Mr. Traversa was a partner at Ardana Capital. Mr. Traversa has over thirty years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large U.S. investment firms specializing in healthcare, including Mehta & Isaly, ING Barings, Merlin BioMed and Rx Capital. In Europe, he held the position of Area Manager for Southern Europe of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Mr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS (Central Nervous System) team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Previously, Mr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, now part of Pfizer. Mr. Traversa served as a board member of Actinium Pharmaceuticals, Inc. Mr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business. As our Chief Executive Officer, Mr. Traversa is our most senior executive and as such provides our Board of Directors with the greatest insight into our business and the challenges and material risks it faces. Mr. Traversa has approximately 35 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Mr. Traversa should serve as Chief Executive Officer and Director of the Company.

Maged Shenouda has been our Chief Financial Officer since January 2020. He was also our director from November 2015 to January 2020. During his time as a director with the Company Mr. Shenouda was a member of the Audit Committee and Compensation Committee, and Chairman of the Corporate Governance and Nominating Committee. Mr. Shenouda has over 30 years of pharmaceutical, biotechnology and equity research experience. From September 2017 to November 2019, Mr. Shenouda was the Chief Financial Officer of AzurRx Biopharma, Inc. where he also served as a Director from October 2015 to October 2019. Prior to this Mr. Shenouda was the Head of Business Development and Licensing at Retrophin, Inc. from January 2014 to November 2014. Prior to that, he spent the bulk of his career as an equity analyst. He has held senior level positions at UBS, JP Morgan and Stifel Nicolaus, covering a broad range of small and large capitalization biotechnology companies. Mr. Shenouda started his sell-side equity research career at Citigroup and Bear Stearns where his coverage universe focused on U.S and European pharmaceutical companies. Before entering Wall Street, he was a management consultant with PricewaterhouseCoopers Pharmaceutical Consulting practice and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories Pharmaceutical Products Division. He earned a B.S. in Pharmacy from St. John’s University and is a registered pharmacist in New Jersey and California. He also received an M.B.A from Rutgers Graduate School of Management.

Charles Ence was appointed as our Chief Accounting and Compliance Officer in January 2020. Prior to this he was our Chief Financial Officer from July 29, 2019 to January 9, 2020. From October 2018 until June 2019, Mr. Ence was Corporate Controller of New Age Beverages Corp/Xing Beverages, LLC (“New Age”) located in Denver, Colorado. From August 2003 until October 2018, Mr. Ence was Chief Financial Officer of New Age. He managed all the financial affairs of New Age and their other portfolio companies helping lead the firm into becoming one of the top 100 non-alcoholic beverage companies worldwide. He helped guide the expansion of the business to ultimately penetration of 46 states domestically and 10 countries internationally, with consistent growth and profitability throughout his tenure. Prior to New Age, Mr. Ence was a senior executive, Planning Manager and Director of Finance for Quantum Corp. Following Quantum he served as a Director of Finance and Investor Relations at On Command Corp. Mr. Ence began his career at PepsiCo. During his 12 years at PepsiCo, Mr. Ence served as a financial analyst, planning supervisor, planning and analysis manager and ultimately controller.

He received his Bachelor of Arts in Business Administration and Accounting from Southern Utah University in 1984, and obtained a Master’s in Business Administration in Finance from Arizona State University School of Business in 1985.

Paul Kelly has been a Director of the Company since November 2015. Mr. Kelly, MBA, was appointed as the Company’s Chief Operating Officer, effective January 1, 2025. Mr. Kelly has been actively involved as an analyst, consultant and investor in the biotechnology sector for the past twenty years. He began as an equity analyst at Mabon Securities in 1993, and served in the same capacity at UBS Securities, Volpe, Brown, Whalen, ING Securities and Merrill Lynch. Mr. Kelly was named to the inaugural Fortune magazine All Star Analyst team in 2000. Subsequently, since 2007 Mr. Kelly has engaged in consulting for both private and public biotechnology companies and for hedge funds. He currently manages his own investments and continues his industry consulting activities. Mr. Kelly has advised Spring Bank Pharmaceuticals, Inc. and VisionGate, Inc. Mr. Kelly holds a BA in Biochemistry from Brown University, from which he was graduated magna cum laude, Sigma Xi and Phi Beta Kappa. He attended the University of Rochester School of Medicine and received an M.B.A. in Finance from the William E. Simon School at the University of Rochester. That Mr. Kelly brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry, which led us to conclude that Mr. Kelly should serve as a director.

Board of Directors

Charles J. Casamento has been our Chairman of the Board since June 2017 and a director since July 2015. Mr. Casamento is a member of our Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee. Since 2007 Mr. Casamento is Executive Director and Principal of The Sage Group, a health care advisory group specializing in business development strategies and transactions. Prior to The Sage Group he was President and CEO of Osteologix from October 2004 until April 2007.

Earlier in his career, Mr. Casamento was Senior Vice President & General Manager for Pharmaceuticals and Biochemicals at Genzyme until 1989. In 1989 he co-founded and was CEO of Interneuron Pharmaceuticals (Indevus) which was eventually acquired by Endo Pharmaceuticals. In 1993, Mr. Casamento joined RiboGene as Chairman, President and CEO. He took the Company public and completed several major corporate collaborations and R&D collaboration agreements as well as a merger with a public corporation in 1998 to form Questcor Pharmaceuticals, where he was Chairman, CEO and President until August 2004. The company was eventually acquired by Mallinckrodt.

Prior to joining Genzyme in 1985 Mr. Casamento has held a number of marketing, sales, finance and business development positions with Novartis, Hoffmann-LaRoche, Johnson & Johnson and American Hospital Supply Corporation where he was Vice President of Business Development and Strategic Planning for the Critical Care Division from January 1983 until May 1985.

Mr. Casamento currently serves as an Independent Director for Eton Pharmaceuticals, Inc. and GT Biopharma, Inc. During his career he has served on the boards of fourteen public companies and two private companies. A graduate of Fordham University in New York City and Iona University in New Rochelle, New York. Mr. Casamento has a degree in Pharmacy and an MBA. Mr. Casamento brings over 35 years of biotechnology experience to our Board of Directors, having served in various senior positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry, which led us to conclude that Mr. Casamento should serve as a director.

John Glasspool has been a Director of the Company since December 19, 2019. Mr. Glasspool is also Chairman of the Company’s Corporate Governance and Nominating Committee and a member of the Company’s Audit Committee and Compensation Committee. He has been CEO of VarmX B.V. since October 2024. He was the CEO and a member of the Board of Directors of Anthos Therapeutics 2019 to 2024. He has also been a member of the Board of Directors of Dalcor Corporation from 2017 to 2023, and a senior advisor to Tuffs NEWDIGS. From June 2017 to October 2018, he was a consultant for Roivant Sciences. From July 2015 to January 2017, Mr. Glasspool was the Executive Vice

President, Head of Corporate Strategy and Customer Operations at Baxalta Incorporated, formerly Baxter BioScience. From August 2012 to June 2015, he was Vice President, Emerging Therapies and Market Development at Baxter Bioscience. Mr. Glasspool obtained a Bachelor of Arts degree from the University of Staffordshire and a degree in Business Administration from Oxford University. That Mr. Glasspool brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that Mr. Glasspool has developed significant management and leadership skills relating to the pharmaceutical industry, which led us to conclude that Mr. Glasspool should serve as a director.

Fabiana Fedeli has been a Director of the Company since January 12, 2023. Ms. Fedeli is also Chairwoman of the Company’s Audit Committee and a member of the Corporate Governance and Nominating Committee and Compensation Committee. Ms. Fedeli is the Chief Investment Officer, Equities, Multi-Asset and Sustainability, at M&G Investments which she joined in August 2021, and is responsible for teams managing assets in the UK, US, Asia and Continental Europe. Ms. Fedeli is also a member of the Investment Committee of The Investment Association, a trade body representing Investment Managers in the UK that collectively manage over US$12 trillion in assets. She is also a member of the Investment Committee of UK-based The Open University, and a non-executive director on the Board of M&G Investments South Africa. She was named by Financial News one of 100 Most Influential Women in Finance. Previously, Ms. Fedeli was Global Head of Fundamental Equities and Portfolio Manager at Robeco Asset Management from 2013-2021, and began her career at ING Barings Tokyo as a Research Analyst in Japanese equities in 1999. Ms. Fedeli holds a Master’s in Economics from Hitotsubashi University in Tokyo and a Bachelor’s in Economic and Social Sciences from Bocconi University in Milan. Ms. Fedeli brings over 25 years of finance experience to our Board of Directors, having served in various executive-level positions over the course of her career. Ms. Fedeli has developed significant management, governance and capital markets skills, which led us to conclude that Ms. Fedeli should serve as a director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion provides compensation information under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Executive Summary

Our Compensation Committee oversees our compensation programs, plans, and policies, administers our equity incentive plans, and annually reviews and approves compensation decisions for our executive officers, excluding the Chief Executive Officer. It also provides recommendations to the Board of Directors regarding compensation for both the Chief Executive Officer and the Board. In determining executive compensation (excluding the CEO), the committee considers recommendations from the Chief Executive Officer. Under its charter, the Compensation Committee has the authority to engage consulting firms or other external advisors to assist in designing compensation programs and making compensation decisions.

This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers (NEOs), and all material factors relevant to an analysis of these policies and decisions. Our NEOs for the year ended on December 31, 2025 were:

—     Sergio Traversa, PharmD, MBA, our Chief Executive Officer;

—     Maged Shenouda, our Chief Financial Officer; and

—     Charles Ence, our Chief Accounting and Compliance Officer; and

—     Paul Kelly, our Chief Operating Officer.

Response to Negative Vote on Say-on-Pay at the 2024 Shareholder meeting

Following the receipt of a negative vote on the Say-on-Pay proposal during the 2024 Annual Meeting of Stockholders, the Company took immediate and proactive measures to address investor concerns regarding our executive compensation and equity granting practices. Recognizing the importance of shareholder feedback, we undertook the following actions:

1.      Engagement with Major Investors

We promptly initiated outreach efforts to our major institutional investors, representing a significant portion of our shareholder base. These meetings provided an open forum for investors to express their concerns and allowed us to clarify the rationale behind our compensation decisions. Senior members of the management team participated in these discussions to ensure transparency and responsiveness.

2.      Explanation of the Compensation Process

During these engagements, we provided a detailed explanation of the processes governing executive compensation. This included an overview of our performance-based compensation structure, the metrics used to align executive pay with shareholder value creation, and the role of our independent Compensation Committee in determining pay levels. We emphasized the alignment of our compensation strategy with long-term business objectives and industry best practices.

3.      Review of Equity Granting Practices

A significant focus of these discussions was our equity granting practices. We outlined the criteria used for equity awards, including performance thresholds and vesting schedules. This provided investors with clarity on how these grants are designed to incentivize long-term performance while ensuring retention of key executives, and aligning management compensation with shareholder value creation.

4.      Commitment to Future Improvements

In response to the feedback received during these engagements, the Compensation Committee committed to conducting a thorough review of our executive pay practices. We are actively considering further refinements to our compensation framework, with the goal of enhancing alignment with shareholder interests and improving future Say-on-Pay outcomes.

The Company remains committed to ongoing engagement with investors to ensure that our executive compensation practices reflect shareholder values and support long-term company performance.

Corporate Highlights for 2025 and Priorities

2025 Notable Achievements

2025 was a truly transformational year for Relmada. On the heels of the failure of its former lead program in December of 2024, the Company radically revised its corporate strategy and business plan; tightly managed its relatively meager cash to extend its operating timeline sufficiently to be able to stage a recovery; acquired and in-licensed a new and exciting pipeline; not only maintained its core team through trying times but bolstered it with the addition of a high-profile employee and consultants; overcame severe financial and regulatory challenges due to dwindling cash and a severely depressed share price; and ultimately conducted a highly successful $100 million secondary offering at no discount to the market price and that included a prominent strategic investor to complete a dramatic corporate turnaround.

The scale and rapidity of Relmada’s transformation is almost unprecedented:

•        The Company’s share price hit a nadir of 24 cents in March of 2025, corresponding to an approximately $7 million market cap;

•        Share price reached a post-financing high of $4.83 in December, or a $353 million market cap; and

•        Cash jumped from a low of less than $10 million to approximately $100 million after the November financing, enabling the Company to prosecute fully a large and robust clinical development program that will start to yield potentially value-driving data in 2026.

Thanks to the remarkable achievements of 2025, the Company enters 2026 well positioned to continue to produce strong value creation for its shareholders.

Tight Expense Management Implemented Immediately

One of the first tasks Management undertook after receiving the disappointing interim analysis news in December was to review every aspect of its operating budget to prune costs back to the lowest possible level while preserving vital functions.

This was accomplished most successfully: the Company had only roughly $30 million in cash at its disposal in December 2024, which it managed to stretch out to fund operations for nearly a year while at the same time funding the acquisition of two new drug development candidates and actually strengthening its Clinical Development team.

Corporate Review Leads to New Strategy and Business Plan

Management conducted a thorough strategic review subsequent to the disappointing news in December 2024 when a planned interim analysis of the more advanced pivotal trial of its lead pipeline candidate, REL-1017, indicated that the trial was unlikely to succeed. Multiple options to maximize potential shareholder return were examined, including reverse mergers and shutting down and distributing remaining cash to shareholders. Management engaged several investment banking teams to assist in its strategic review process.

The strategic review led to the following conclusions:

•        Reverse mergers offered the least potential to produce shareholder value given that, on average, several recently completed transactions left the reverse merger target shareholders with on the order of only 5% or less of the value of the new entity; Relmada would have been the target entity in any reverse merger.

•        Returning cash also was unattractive since the amount that would have been left to distribute to shareholders amounted to less than 50 cents per share after accounting for various shutdown costs.

•        That Relmada possessed a strong and experienced management team that could be harnessed to create shareholder value far in excess of that possible with either a reverse merger or winding down the Company. Notwithstanding the failure of its former lead compound in pivotal trials, the Relmada development team performed extremely well in managing the complex REL-1017 pivotal program in perhaps one of the most difficult of drug development areas, depression, and through some very trying circumstances, including the COVID pandemic.

•        That the adverse funding environment that had been in place since early 2022 for biotechnology companies had created an intriguing opportunity for companies such as Relmada with clinical development capabilities to acquire promising drug candidates that were challenged in their originators’ hands and that might be available for minimal upfront payments.

•        That henceforth, Relmada’s business plan would be to lever its Clinical Development capabilities to create shareholder value. The Company would endeavor to utilize its remaining cash and equity to restock its pipeline with drug candidates that had substantial potential value and that had already been de-risked to a significant extent. Moreover, the Company would seek to hedge development risk by in-licensing drug candidates in different indications and by spreading development risk.

Exciting New Pipeline Acquired

Management had begun discussion in the latter half of 2024 potentially to in-license or acquire two drug development candidates that met the criteria established in the strategic review. It successfully secured both assets despite the serious limitations imposed by its limited cash and sub-$1 share price.

•        NDV-01:    A novel, easy-to-use, extended delivery formulation of gemcitabine and docetaxel, a standard combination chemotherapy used in Non-Muscle Invasive Bladder Cancer (NMIBC), that was already in a Ph II proof-of-concept study and that could potentially move into pivotal trials rapidly.

•        Sepranolone:    A synthetic neurosteroid with potential application to multiple diseases, including the rare disease Prader-Willi Syndrome (PWS). Sepranolone had been in multiple Ph II studies that established its favorable safety profile as well as its pharmacodynamic characteristics.

NDV-01’s prospects have driven Relmada’s resurgence in 2025 and it is poised to deliver pivotal trial data, and continuing value creation, beginning in late 2026.

Sepranolone will commence a proof-of-concept Phase II study in PWS in mid-2026 that is expected to yield top-line data before year end. If positive, these data have the potential to create substantial value given the size of the PWS market (>$5B in the US alone), clinical need, low regulatory hurdle and potential rapid development path.

Core Team not only Retained but Enhanced with Notable Addition

Management did an exceptional job retaining its core team under what at times were very challenging circumstances: a penny stock share price; less than $10 million market cap; loss of all value in company options that employees had acquired over their Relmada tenures; bonus and long-term incentive payments that were severely restricted by cash limitations; and uncertain prospects.

Extensive Investor Relations Outreach Succeeds in Maintaining NASDAQ Listing, Setting Stage for $100 Million Financing

In March 2025, the Company was in danger of losing its NASDAQ listing due to its sub-$1 share price and tiny market capitalization. It was also facing severe limitations on its potential to raise funds, not only because of the massive potential dilution that its low share price portended but because of regulatory constraints on the amount of money that it could raise due to its tiny market capitalization. Finally, its dwindling cash resources created a financing overhang that compounded the difficulty of improving share price.

Management successfully met these formidable challenges through a concerted effort of investor outreach through multiple channels and over many months, aided by significant stock purchases by senior executives.

These actions were critical in laying the groundwork for the successful $100 million financing concluded in November.

Upcoming Anticipated Milestones

We expect multiple key milestones over the next 12 months. These include:

•        NDV-01 United States Investigational New Drug (IND) clearance by the U.S. Food and Drug Administration (FDA) to initiate a clinical trial in NMIBC — Mid-2026

•        NDV-01 High-risk, 2nd line BCG-unresponsive NMIBC Phase 3 Trial Initiation — Mid-2026

•        NDV-01 Intermediate Risk in the Adjuvant Setting Phase 3 Trial Initiation — Mid-2026

•        sepranolone — Initiation of a Phase 2 clinical trial in PWS — Mid-2026

•        NDV-01 Initial 3-Month Data from Phase 3 High-risk, 2nd line BCG-unresponsive NMIBC Trial — Year-end 2026

Stockholder Engagement

In evaluating our executive compensation program, the Compensation Committee considers a number of factors, as discussed in this Compensation Discussion and Analysis section, including any feedback we receive from our stockholders about our executive compensation program.

Objectives of Our Compensation Program

Our compensation program for executive officers is designed to align the interests of our stockholders, officers and employees by tying compensation to individual and Company performance, both directly in the form of salary or annual cash incentive payments, and indirectly in the form of equity awards. The objectives of our compensation program enhance our ability to:

•        align pay with performance with the interests of stockholders by linking a portion of total compensation to the achievement of Company-wide performance criteria;

•        attract and retain qualified and talented individuals; and

•        provide reasonable and appropriate incentives and rewards to our team for building long-term value within our Company, in each case in a manner comparable and competitive with the compensation policies of companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing pharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for our Company and its stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects current Company activities but also reflects contributions to building long-term value.

The Company maintains an ongoing commitment to good corporate governance principles and strong performance orientation in our compensation program by proactively reviewing our policies and program design.

Compensation Philosophy

Our Compensation Committee believes that an effective compensation program should align executive interests with key growth drivers and stockholder returns. This includes supporting the Company’s core business objectives and enhancing its ability to attract and retain talented employees whose skills, expertise, and leadership contribute to long-term stockholder value. Accordingly, our compensation program emphasizes a strong pay-for-performance approach.

Our Compensation Committee evaluates our compensation policies and program design to ensure alignment with stockholder interests and business objectives. The committee aims to provide fair, reasonable, and competitive total compensation for our employees and directors, considering our company’s size and stage of development. Specifically, it sets base salaries, annual cash bonuses, and long-term equity incentive awards for executive officers around the market median of our peer group, with actual payouts varying based on corporate and individual performance. Peer group comparisons are sourced from the Radford Global Database, focusing on pre-commercial biotechnology companies.

Executive Compensation Elements

Key elements of our compensation programs include the following:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well to provide a secure base of cash compensation and recognize the competitive nature of the biopharmaceutical industry. This is determined by evaluating the Radford Global Compensation database of pre-commercial biotechnology companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our Company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual long-term incentive grants and Company benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our Board of Directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs.

Performance Bonus Plan

We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of Company performance goals and objectives established by the Compensation Committee and/or our Board of Directors, as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our Company’s achievements; (ii) encourage teamwork among all disciplines within our Company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on the cash position of the Company, the Compensation Committee and our Board of Directors have the discretion to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress should be reviewed with the employees’ managers.

Long-Term Incentive Compensation

We view long-term compensation, currently in the form of stock options, stock appreciation rights, and restricted stock generally vesting in annual increments over four years and/or vesting as certain milestones are achieved, as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by the Company. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our Board of Directors (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this now only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation.

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to our NEOs. The change in control benefits for all applicable persons have a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our Company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. We believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to members of our management, to promote stability and focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of our Company, including our medical and dental insurance, and a 401(k) plan. At this time, we do not provide any perquisites to any of our NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or the employee. Our CEO, CFO, COO and CAO each has an employment agreement that provides lump sum compensation in the event of the termination without cause or, under certain circumstances, upon a Change in Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our NEOs, including the level of responsibility of the individual officer and the officer’s performance, length of service with the Company, competition for talent, individual compensation package, and assessments of internal pay equity and industry data. Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Defining and Comparing Compensation to Market Benchmarks

We engage external compensation consultants and subscribe to the Radford Global Compensation database to best assure ourselves that we are compensating our executives on a fair and reasonable basis. We also utilize compensation consultants and the Radford database to provide data for below-executive level personnel, which data focuses on similarly-sized bio-tech companies. The availability of this peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of these data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

The Board of Directors, upon recommendations from the Compensation Committee, determined that, based on the Company’s performance for fiscal 2024 and in order to reduce expenses, none of the NEOs will receive (i) any salary increases for fiscal 2025, (ii) cash bonuses for fiscal 2024, or (iii) fiscal 2024 long-term incentive awards until such time that the Board determines that management has successfully undertaken the implementation of such strategic initiatives that increases shareholder value.

Compensation Objectives

Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of corporate performance against specified pre-determined quantitative and qualitative goals and objectives and individual performance in helping to achieve those goals and objectives and advance the business and to align the interests of our leadership team with those of our stockholders.

Compensation Setting Process

At the December 12, 2025 meeting of our Board of Directors and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year were assessed and compensation recommendations were made by the Compensation Committee. The compensation recommendations were approved by the Board of Directors and were as follows:

Compensation Committee Recommendation Summary

•        The Aon Radford Life Sciences Pre-Commercial Report (August 2025) was used as the official data source.

•        Approve a 5% merit increase budget for 2026 to reward exceptional 2025 performance and sustain competitive positioning

•        Approve 150% of target payout for the Named Executive Officers based on exceptional company performance.

•        Approve one-time discretionary bonus pool of $3.15M (3.15% of $100M raised) for the C-Suite in connection with the successful financing and turnaround.

•        Approve long term incentive (LTI) grants and continue to be progressed closer to the Radford 75th percentile benchmark over time, subject to capital and equity-authorization constraints.

The CEO was not present during the Compensation Committee’s deliberations regarding his compensation.

The Compensation Committee has the authority to directly engage, at our Company’s expense, any compensation consultants or other advisors that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

In November 2023, we adopted a clawback policy (“Clawback Policy”). Pursuant to the Clawback Policy, in the event of certain accounting restatements, the Board will recover certain erroneously-awarded incentive-based compensation provided to our current and certain of our former executive officers, which includes our NEOs. The Clawback Policy covers any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The amount which would be recovered is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Clawback Policy is designed to comply with Rule 10D-1 of the Exchange Act and related SEC rules as well as applicable Nasdaq listing standards.

Policies and Practices related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information (“MNPI”)

In accordance with Item 402(x) of Regulation S-K under the Securities Act, we are providing information regarding our procedures related to the grant of certain equity awards close in time to the release of MNPI. Although we do not have a formal policy, program or plan that requires us to award equity or equity-based compensation on specific dates, we generally issue equity awards to our executive officers annually in the fourth quarter, and such awards are approved by our Compensation Committee during the fourth quarter. Additionally, our Insider Trading Policy prohibits directors, officers and employees from trading in our common stock while in possession of or on the basis of MNPI about us. We have not timed, and do not plan to time, the disclosure of MNPI for the purpose of affecting the value of executive compensation.

In the year ended December 31, 2025, no options were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed MNPI.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the proxy statement.

Submitted by:

The Compensation Committee of the Board of Director

/s/ Charles J. Casamento, Chairman of the Compensation Committee
/s/ John Glasspool
/s/ Fabiana Fedeli

Summary Compensation Table

The following table, footnotes, and narratives provides information regarding the compensation earned by our NEOs during the years ended December 31, 2025 and 2024:

Name/Position	Year	Salary	Bonus	Option Awards (a)	All other compensation (b)	Total
Sergio Traversa	12/31/2025	$787,787	$2,103,545	$4,951,301	$1,050,000	$8,892,633
Chief Executive Officer and Director	12/31/2024	$750,723	$—	$—	$1,050,000	$1,800,723
Maged Shenouda	12/31/2025	558,990	1,581,644	3,450,819	500,000	6,091,453
Chief Financial Officer	12/31/2024	493,750	—	—	500,000	993,750
Charles Ence	12/31/2025	548,990	1,119,217	3,328,819	500,000	5,497,026
Chief Accounting and Compliance Officer	12/31/2024	483,039	—	—	500,000	983,039
Paul Kelly	12/31/2025	499,800	1,085,480	3,328,819	375,000	5,289,099
Chief Operating Officer

____________

(a)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules under Accounting Standards Codification Topic 718.

(b)      This column includes retention compensation in replacement of stock options granted but subsequently not approved at the annual shareholder meeting. It also shows all other compensation, including severance, relocation expense reimbursement, reimbursement for taxes paid by employees for restricted stock vesting, and payment for vacation days remaining upon termination.

Employment Agreements

The material terms of each NEO’s employment agreement are described below:

Sergio Traversa (Principal Executive Officer).    On January 9, 2020, the Company and Mr. Traversa entered into an Amended and Restated Employment Agreement (the “Traversa Employment Agreement”). Pursuant to the Traversa Employment Agreement, Mr. Traversa and the Company agreed to the following:

•        Salary is $600,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

•        Mr. Traversa may also be entitled to certain severance payments. Upon termination of Mr. Traversa’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to three (3) months base salary, payable within 30 days of his death. In the event of termination other than for cause or resignation for good reason Mr. Traversa will be entitled to severance equal to twenty four (24) months of compensation and health benefits. In the event of termination in connection with a change of control, Mr. Traversa will be entitled to severance equal to thirty (30) months of compensation and health benefits.

•        During the term of the agreement, he may also be awarded grants under the Company’s Stock Option and Equity Incentive Plans, as amended, subject to Board approval.

•        Mr. Traversa is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•        Non-Solicitation.    The Traversa Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

•        Indemnification.    Mr. Traversa entered into an Indemnification Agreement with the Company on the effective date whereby the Company agreed to indemnify Mr. Traversa in certain situations.

On January 7, 2021, the Board of Directors Compensation Committee approved a salary increase to $630,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

On December 17, 2021, the Board of Directors Compensation Committee approved a salary increase to $667,800 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

On December 16, 2022, the Board of Directors Compensation Committee approved a salary increase to $701,190 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

On December 15, 2023, the Board of Directors Compensation Committee approved a salary increase to $750,273 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

On December 27, 2024 the Board of Directors, through recommendations by the Compensation Committee, and based on the Company’s performance for fiscal 2024 decided against any salary increases, bonuses, or long-term incentive grants for Named Executive Officers until such time that the Board determines that management has successfully undertaken the implementation of such strategic initiatives that increases shareholder value.

On June 26, 2025 the Board of Directors determined that a successful turnaround of the Company had been completed and therefore approved the deferred salary increases of 5%.

On December 12, 2025 the Board of Directors Compensation Committee approved a salary increase to $827,176 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

Maged Shenouda (Chief Financial Officer).    On January 9, 2020, the Company and Mr. Shenouda entered into an employment agreement (the “Shenouda Employment Agreement”). Pursuant to the Shenouda Employment Agreement, Mr. Shenouda and the Company agreed to the following:

•        Salary is $395,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary. Mr. Shenouda also received a sign-on bonus of $25,000.

•        Mr. Shenouda’s. employment with the Company will be on an “at will” basis meaning that either Mr. Shenouda or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

•        Mr. Shenouda may also be entitled to certain severance payments. Upon termination of Mr. Shenouda’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to twelve (12) months base salary, payable within 30 days of his death. In the event of termination other than for cause, resignation for good reason, or in connection with a change of control, Mr. Shenouda will be entitled to severance equal to eighteen (18) months of compensation and health benefits.

•        During the term of the agreement, he may also be awarded grants under the Company’s Stock Option and Equity Incentive Plans, as amended, subject to Board approval. Mr. Shenouda’s options granted to him as a Director of the Company shall continue to vest in accordance with the terms of the 2014 Stock Option and Equity Incentive Plan, as amended, so long as he remains employed by the Company.

•        Mr. Shenouda is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•        Non-Solicitation.    The Shenouda Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

•        The Company also entered in a standard indemnification agreement with Mr. Shenouda where the Company agreed to indemnify him in certain situations for his role as Chief Financial Officer.

On January 7, 2021, the Board of Directors Compensation Committee approved a salary increase to $406,850 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 17, 2021, the Board of Directors Compensation Committee approved a salary increase to $431,261 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 16, 2022, the Board of Directors Compensation Committee approved a salary increase to $461,449 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 15, 2023, the Board of Directors Compensation Committee approved a salary increase to $493,750 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 27, 2024 the Board of Directors, through recommendations by the Compensation Committee, and based on the Company’s performance for fiscal 2024 decided against any salary increases, bonuses, or long-term incentive grants for Named Executive Officers until such time that the Board determines that management has successfully undertaken the implementation of such strategic initiatives that increases shareholder value.

On June 26, 2025 the Board of Directors determined that a successful turnaround of the Company had been completed and therefore approved the deferred salary increases of 5%.

On December 12, 2025 the Board of Directors Compensation Committee approved a salary increase to $586,940 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

Charles Ence (Chief Accounting and Compliance Officer).    On January 9, 2020, the Company and Mr. Ence entered into an employment agreement (the “Ence Employment Agreement”). Pursuant to the Ence Employment Agreement, Mr. Ence and the Company agreed to the following:

•        Salary is $275,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary. Mr. Ence was also awarded a sign on bonus of $100,000.

•        Mr. Ence’s. employment with the Company will be on an “at will” basis meaning that either Mr. Ence or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

•        Mr. Ence may also be entitled to certain severance payments. Upon termination of Mr. Ence’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to twelve (12) months base salary, payable within 30 days of his death. In the event of termination other than for cause, resignation for good reason, or in connection with a change of control, Mr. Ence will be entitled to severance equal to eighteen (18) months of compensation and health benefits.

•        During the term of the agreement, he may also be awarded grants under the Company’s Stock Option and Equity Incentive Plans, as amended, subject to Board approval.

•        Mr. Ence is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•        Non-Solicitation.    The Ence Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

•        The Company also entered in a standard indemnification agreement with Mr. Ence where the Company agreed to indemnify him in certain situations for his role as Chief Accounting and Compliance Officer. Mr. Ence also entered in a standard Confidential Information and Invention Assignment Agreement with the Company where Mr. Ence agreed to certain confidentiality and assignment of invention provisions.

On January 7, 2021, the Board of Directors Compensation Committee approved a salary increase to $398,024 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 17, 2021, the Board of Directors Compensation Committee approved a salary increase to $421,905 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 16, 2022, the Board of Directors Compensation Committee approved a salary increase to $451,438 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 15, 2023, the Board of Directors Compensation Committee approved a salary increase to $483,039 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

On December 27, 2024 the Board of Directors, through recommendations by the Compensation Committee, and based on the Company’s performance for fiscal 2024 decided against any salary increases, bonuses, or long-term incentive grants for Named Executive Officers until such time that the Board determines that management has successfully undertaken the implementation of such strategic initiatives that increases shareholder value.

On June 26, 2025 the Board of Directors determined that a successful turnaround of the Company had been completed and therefore approved the deferred salary increases of 5%.

On December 12, 2025 the Board of Directors Compensation Committee approved a salary increase to $576,440 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

Paul Kelly (Chief Operating Officer).    On January 1, 2025, the Company and Mr. Kelly entered into an employment agreement (the “Paul Kelly Employment Agreement”). Pursuant to the Paul Kelly Employment Agreement, Mr. Kelly and the Company agreed to the following:

•        Salary is $476,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

•        Mr. Kelly’s. employment with the Company will be on an “at will” basis meaning that either Mr. Kelly or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

•        Mr. Kelly may also be entitled to certain severance payments. Upon termination of Mr. Kelly’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to twelve (12) months base salary, payable within 30 days of his death. In the event of termination other than for cause, resignation for good reason, or in connection with a change of control, Mr. Kelly will be entitled to severance equal to eighteen (18) months of compensation and health benefits.

•        During the term of the agreement, he may also be awarded grants under the Company’s Stock Option and Equity Incentive Plans, as amended, subject to Board approval. Mr. Shenouda’s options granted to him as a Director of the Company shall continue to vest in accordance with the terms of the 2021 Stock Option and Equity Incentive Plan, as amended, so long as he remains employed by the Company.

•        Mr. Kelly is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•        Non-Solicitation. The Paul Kelly Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

•        The Company also entered in a standard indemnification agreement with Mr. Kelly where the Company agreed to indemnify him in certain situations for his role as Chief Operating Officer.

On June 26, 2025 the Board of Directors determined that a successful turnaround of the Company had been completed and therefore approved the deferred salary increases of 5%.

On December 12, 2025 the Board of Directors Compensation Committee approved a salary increase to $524,790 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary.

Equity Compensation Plan Information

The Company’s 2014 Stock and Equity Incentive Option Plan, as amended (the “2014 Plan”), which allows for the granting of common stock awards, stock appreciation rights, and incentive and nonqualified stock options to purchase shares of the Company’s common stock to designated employees, non-employee directors, and consultants and advisors, was the only equity compensation plan under which our securities may be issued as of December 31, 2020. In August 2015, the board approved an amendment to the 2014 Plan (the “2015 Plan Amendment”). Among other things, the 2015 Plan Amendment updated the definition of “change of control” and provided for accelerated vesting of all awards granted under the plan in the event of a change of control of the Company. In December 2017, the board approved an amendment to the 2014 Plan that increased the number of shares of Common Stock authorized for issuance under the Plan to 1,652,942. In December 2018, the board approved an amendment to the 2014 Plan that increased the number of shares of common stock authorized for issuance under the 2014 Plan to 2,652,942. In December 2019, the board approved an amendment to the 2014 Plan that increased the number of shares under the 2014 Plan to 5,152,942. This increase was ratified by shareholders at the March 6, 2020 annual meeting. In May 2021 shareholders approved an additional 2021 Equity Incentive Plan (the “2021 Plan”) which allowed for the granting of 1,500,000 common shares. In May 2022, the Company’s Board of Directors adopted, and shareholders approved an amendment to the 2021 Plan to increase the shares of the Company’s common stock available for issuance thereunder to 5,400,000 shares. In May 2023, the Company’s Board of Directors adopted, and shareholders approved an amendment to the 2021 Plan to increase the shares of the Company’s common stock available for issuance thereunder to 7,900,000 shares.

Outstanding Equity Awards at December 31, 2025

The following table sets forth all unexercised options and unvested restricted stock that have been awarded to our named executives by the Company and were outstanding as of December 31, 2025:

	Option Awards					Stock Award
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sergio Traversa	99,211	—	—	3.24	10/20/2027	—	—	—	—
Sergio Traversa	225,000	—	—	4.60	12/20/2028	—	—	—	—
Sergio Traversa	425,000	—	—	8.80	7/29/2029	—	—	—	—
Sergio Traversa	218,750	—	—	43.47	12/19/2029	—	—	—	—
Sergio Traversa	159,375	—	—	33.43	1/7/2031	—	—	—	—
Sergio Traversa	159,375	—	—	33.43	1/7/2031	—	—	—	—
Sergio Traversa	1,143,994		—	19.03	12/17/2031	—	—	—	—
Sergio Traversa	80,728	—	—	3.37	12/16/2032	—	—	—	—
Sergio Traversa	577,500	192,500	—	3.37	12/16/2032	—	—	—	—
Sergio Traversa	91,941	91,941	—	2.48	12/15/2033	—	—	—	—
Sergio Traversa	100,000	700,000	—	0.67	6/26/2035
Sergio Traversa		1,198,000	—	4.06	12/12/2035	—	—
Maged Shenouda	70,250	—	—	3.24	10/20/2027	—	—	—	—
Maged Shenouda	112,500	—	—	4.60	12/20/2028	—	—	—	—
Maged Shenouda	125,000	—	—	8.80	7/28/2029	—	—	—	—
Maged Shenouda	120,000	—	—	43.47	12/19/2029	—	—	—	—
Maged Shenouda	127,500	—	—	33.43	1/7/2031	—	—	—	—
Maged Shenouda	127,500	—	—	33.43	1/7/2031	—	—	—	—
Maged Shenouda	522,729	—	—	19.03	12/17/2031	—	—	—	—
Maged Shenouda	62,560	—	—	3.37	12/16/2032	—	—	—	—
Maged Shenouda	337,500	112,500	—	3.37	12/16/2032	—	—	—	—
Maged Shenouda	41,045	41,045	—	2.48	12/15/2033	—	—	—	—
Maged Shenouda	75,000	525,000	—	0.67	6/26/2035
Maged Shenouda	—	828,000	—	4.06	12/12/2035
Charles Ence	25,000	—		8.80	7/29/2029	—	—	—	—
Charles Ence	60,000	—		43.47	12/19/2029	—	—	—	—
Charles Ence	112,500	—		33.43	1/7/2031	—	—	—	—
Charles Ence	112,500	—		33.43	1/7/2031	—	—	—	—
Charles Ence	522,236	—		19.03	12/17/2031	—	—	—	—
Charles Ence	18,361	—		3.37	12/16/2032
Charles Ence	375,000	125,000		3.37	12/16/2032	—	—	—	—
Charles Ence	41,045	41,045		2.48	12/15/2033	—	—	—	—
Charles Ence	50,000	350,000		0.67	6/26/2035
Charles Ence		828,000		4.06	12/12/2035
Paul Kelly	20,500	—	—	3.24	10/20/2027	—	—	—	—
Paul Kelly	125,000	—	—	4.60	12/20/2028	—	—	—	—
Paul Kelly	130,400	—	—	8.80	7/29/2029	—	—	—	—
Paul Kelly	94,000	—	—	43.47	12/19/2029	—	—	—	—
Paul Kelly	132,000	—	—	33.43	1/7/2031	—	—	—	—
Paul Kelly	300,000		—	19.03	12/17/2031	—	—	—	—
Paul Kelly	112,500	37,500	—	3.37	12/16/2032	—	—	—	—
Paul Kelly	32,836	32,836	—	2.48	12/15/2033	—	—	—	—
Paul Kelly	50,000	350,000	—	0.67	6/26/2035
Paul Kelly		828,000	—	4.06	12/12/2035	—	—
	7,316,336	6,281,367

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our Company’s best interests.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our current executive officers in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2025:

Name	Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control) ($)	Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Sergio Traversa, PharmD, MBA
Cash Payment	$2,363,361	$2,954,201
Retention Compensation Agreement	$2,100,000	$2,100,000
Acceleration of Options	$4,331,571	$4,331,571

Maged Shenouda
Cash Payment	$782,586	$1,173,879
Retention Compensation Agreement	$1,000,000	$1,000,000
Acceleration of Options	$3,082,267	$3,082,267

Charles Ence
Cash Payment	$768,586	$1,152,879
Retention Compensation Agreement	$1,000,000	$1,000,000
Acceleration of Options	$2,372,517	$2,372,517

Paul Kelly
Cash Payment	$699,720	$1,049,580
Retention Compensation Agreement	$750,000	$750,000
Acceleration of Options	$2,225,475	$2,225,475
Total Cash and Benefits	$21,476,083	$23,192,369

For each of our executive officers, the term “change of control” means:

(i)     the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is not an Affiliate;

(ii)     the “Incumbent Directors” (meaning those individuals who, on date the Plan was adopted by the Board of Directors (the “Effective Date”), constitute the Board of Directors, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election to the Board of Directors was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director, and further provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be an Incumbent Director) cease for any reason to constitute at least a majority of the Board of Directors;

(iii)   the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)    the acquisition by any Person of “Beneficial Ownership” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition, or (IV) in respect of an award held by a particular participant, any acquisition by the participant or any group of persons including the participant (or any entity controlled by the participant or any group of persons including the participant); or

(v)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such business combination (the “Surviving Company”), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the Board of Directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the outstanding company voting securities that were outstanding immediately prior to such business combination (or, if applicable, is represented by shares into which the outstanding company voting securities were converted pursuant to such business combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding company voting securities among the holders thereof immediately prior to the business combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the Board of Directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the Board of Directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the business combination were board members at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such business combination.

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

Pay versus Performance Information

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and, on an average basis, the compensation of our other named executive officers, or “NEOs,” for each of the fiscal years ending December 31, 2025, 2024, and 2023 as such compensation relates to our financial performance for each such fiscal year.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEO’s(1)	Average Compensation Actually Paid to Non-PEO NEO’s(1)(2)(4)	Value of Initial Fixed $100 Investment(5) Based on:		Net Income	Company- Selected Measure
					Total Shareholder Return	Peer Group Total Shareholder Return
2025	$8,892,633	$19,464,894	$5,625,859	$12,036,755	$15.06	*	$0	*
2024	$1,800,723	$(699,229)	$988,395	$(19,975)	$1.62	*	$0	*
2023	$2,071,096	$174,347	$1,176,567	$191,662	$12.91	*	$0	*

____________

*        Not required for smaller reporting companies

(1)      For each of 2025, 2024 and 2023, the PEO is Sergio Traversa, Chief Executive Officer, and the non-PEO NEOs are Maged Shenouda, Chief Financial Officer, and Charles Ence, Chief Accounting and Compliance Officer. Paul Kelly, Chief Operating Officer is included in the 2025 row as a NEO.

(2)      We do not have pensions; therefore, an adjustment to the Summary Compensation Table (SCT) totals related to pension value for any of the years in this table is not needed.

(3)      To calculate Compensation Actually Paid (CAP) for the PEO, adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year. Adjustments to CAP of $10,577,552, $(2,499,952) and $(1,896,749) for the years 2025, 2024 and 2023, respectively, consisted solely of the change in value of prior years’ award unvested at the respective year end.

(4)      To calculate Compensation Actually Paid (CAP) for the non-PEO NEO’s, adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year. Adjustments to CAP of $6,414,552, $(1,008,370) and $(954,905) for the years 2025, 2024 and 2023, respectively, consisted solely of the change in value of prior years’ award unvested at the respective year end.

(5)      Total Shareholder Return assumes $100 was invested on December 31, 2020.

PRINCIPAL STOCKHOLDERS

The following table shows the pro forma beneficial ownership of our common stock as of March 26, 2026. The table shows the common stock holdings of (i) each person known to us to be the beneficial owner of at least five percent (5%) of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days as of March 26, 2026, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages in the table below are based on 104,888,223 outstanding shares of common stock as of March [    ], 2026. Unless otherwise indicated, the principal mailing address of each of the persons below is c/o Relmada Therapeutics, Inc., 2222 Ponce de Leon Blvd., Floor 3, Coral Gables, Florida 33134. The Company’s executive office is also located at 2222 Ponce de Leon Blvd., Floor 3, Coral Gables, Florida 33134.

5% Stockholders	Number of Common Shares Beneficially Owned	Percentage Ownership
Janus Henderson Group PLC(1)	7,439,415	7.1%
201 Bishopsgate, EC2M 3AE, United Kingdom

Squadron Capital Management(2)	7,395,510	7.1%
999 Oakmont Plaza Drive, Suite 600 Westmont, IL 60559

Sergio Traversa, PharmD, MBA(3)	4,418,642	5.8%
Director and Chief Executive Officer

Maged Shenouda(4)	2,663,095	3.5%
Chief Financial Officer

Paul Kelly(5)	1,576,490	2.1%
Director

Charles Ence(6)	1,843,334	2.5%
Chief Accounting & Compliance Officer

Charles J. Casamento(7)	679,930	* %
Chairman of the Board

John Glasspool(8)	625,951	* %
Director

Fabiana Fedeli(9)	157,201	* %
Director

All Directors and Executive Officers	11,964,643	14.5%

____________

*        Below 1% ownership.

(1)      Based on Schedule SC 13G filed February 6, 2026

(2)      Based on a Schedule SC 13G/A filed on February 17, 2022.

(3)     Includes: 1,300,000 common shares; 99,211 vested options with an exercise price of $3.24; 225,000 vested options with an exercise price of $4.60; 425,000 vested options with an exercise price of $8.80; 218,750 vested options with an exercise price of $43.47; 156,250 vested options with an exercise price of $33.43; 162,500 vested options with an exercise price of

$33.43; 1,000,995 vested options with an exercise price of $19.03; 481,250 vested options with an exercise price of $3.37; 80,728 vested options with an exercise price of $3.37; 68,958 vested options with an exercise price of $2.48; and Excludes: 142,999 unvested options with an exercise price of $19.03; 288,750 unvested options with an exercise price of $3.37; 114,924 unvested options with an exercise price of $2.48; 200,000 vested options with an exercise price of $0.67; 600,000 unvested options with an exercise price of $0.67.

(4)      Includes: 800,000 common shares; 70,250 vested options with an exercise price of $3.24; 112,500 vested options with an exercise price of $4.60; 125,000 vested options with an exercise price of $8.80; 120,000 vested options with an exercise price of $43.47; 127,500 vested options with an exercise price of $33.43; 127,500 vested options with an exercise price of $33.43; 522,729 vested options with an exercise price of $19.03; 393,749 vested options with an exercise price of $3.37; 62,560 vested options with an exercise price of $3.37; 51,307 vested options with an exercise price of $2.48; and Excludes: 56,251 unvested options with an exercise price of $3.37; 30,783 unvested options with an exercise price of $2.48; 150,000 vested options with an exercise price of $0.67; 450,000 unvested options with an exercise price of $0.67.

(5)      Includes: 502,295 common shares; 20,500 vested options with an exercise price of $3.24; 125,000 vested options with an exercise price of $4.60; 130,400 vested options with an exercise price of $8.80; 94,000 vested options with an exercise price of $43.47; 132,000 vested options with an exercise price of $33.43; 300,000 vested options with an exercise price of $19.03; 131,250 vested options with an exercise price of $3.37; 41,045 vested options with an exercise price of $2.48; and Excludes: 18,750 unvested options with an exercise price of $3.37; 24,628 unvested options with an exercise price of $2.48; 100,000 vested options with an exercise price of $0.67; 300,000 unvested options with an exercise price of $0.67.

(6)      Includes: 38,970 common shares; 25,000 vested options with an exercise price of $8.80; 60,000 vested options with an exercise price of $43.47; 112,500 vested options with an exercise price of $33.43; 112,500 vested options with an exercise price of $33.43; 456,956 vested options with an exercise price of $19.03; 312,499 vested options with an exercise price of $3.37; 18,361 vested options with an exercise price of $3.37; 30,786 vested options with an exercise price of $2.48; and Excludes: 65,280 unvested options with an exercise price of $19.03; 187,501 unvested options with an exercise price of $3.37; 51,304 unvested options with an exercise price of $2.48.

(7)      Includes: 403,931 common shares; 25,000 vested options with an exercise price of $8.80; 60,000 vested options with an exercise price of $43.47; 112,500 vested options with an exercise price of $33.43; 112,500 vested options with an exercise price of $33.43; 522,236 vested options with an exercise price of $19.03; 437,499 vested options with an exercise price of $3.37; 18,361 vested options with an exercise price of $3.37; 51,307 vested options with an exercise price of $2.48; and Excludes: 62,501 unvested options with an exercise price of $3.37; 30,783 unvested options with an exercise price of $2.48; 100,000 vested options with an exercise price of $0.67; 300,000 unvested options with an exercise price of $0.67.

(8)      Includes: 0 common shares; 200,000 vested options with an exercise price of $43.47; 100,000 vested options with an exercise price of $33.43; 150,000 vested options with an exercise price of $19.03; 131,250 vested options with an exercise price of $3.37; 19,701 vested options with an exercise price of $2.48; and Excludes: 18,750 unvested options with an exercise price of $3.37; 11,821 unvested options with an exercise price of $2.48; 25,000 vested options with an exercise price of $0.67; 75,000 unvested options with an exercise price of $0.67.

(9)      Includes: 0 common shares; 112,500 vested options with an exercise price of $4.22; 19,701 vested options with an exercise price of $2.48; and Excludes: 87,500 unvested options with an exercise price of $4.22; 11,821 unvested options with an exercise price of $2.48; 25,000 vested options with an exercise price of $0.67; 75,000 unvested options with an exercise price of $0.67.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since December 31, 2025 or any currently proposed transaction, to which we were or are a party in which:

•        the amount involved exceeded or exceeds $120,000 or one percent of our total assets at December 31, 2025; and

•        any of our directors or executive officers or any beneficial owners of 5% of any class of our voting capital stock or and affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our compensation committee.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

The aggregate fees billed to us by our registered independent public accounting firm for services rendered for the years ended December 31, 2025 and 2024, are set forth in the table below:

Fee Category	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Audit fees(1)	$364,110	$352,350
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$364,110	$352,350

____________

(1)      Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements. Includes professional services performed for filing of the Company’s registration statement on Form S-1 and Form S-8 and issuing comfort letters for the Company’s equity offerings.

(2)      Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”

(3)      Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.”

(4)      All other fees consist of fees billed for all other services.

Audit Committee’s Pre-Approval Practice

In July 2015, the Company’s Board of Directors formed an Audit Committee and Compensation Committee. Actions taken by these committees are reported to the full Board. Our Audit Committee selected CBIZ (formerly Marcum LLP), as our independent registered public accounting firm for purposes of auditing our financial statements for the years ended December 31, 2025 and 2024, respectively. In accordance with Audit Committee’s practice, Marcum LLP’s services were pre-approved to perform these audit services for us prior to its engagement.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The authorized number of members of the Board of Directors consists of five directors. Our Board of Directors recommends that Charles J. Casamento and Sergio Traversa be elected as a member of the Board of Directors at the annual meeting.

Pursuant to our articles of incorporation, as amended, our Board of Directors is divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The nominee, if re-elected, will serve a three-year term as a director until the annual meeting of stockholders in 2029 or until her respective successor is duly elected and qualified or until the earlier of her death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve as a director if re-elected. The table below shows the term of each director under our amended articles of incorporation assuming the approval of this Proposal 1:

Director	Class	Term (from 2026 Annual Meeting)
Paul Kelly	Class III	12 months
John Glasspool	Class III	12 months
Fabiana Fedeli	Class I	24 months
Charles J. Casamento	Class II	36 months
Sergio Traversa	Class II	36 months

Election of Class II Directors

The Board of Directors proposes the election of Charles J. Casamento and Sergio Traversa as a Class II directors, to serve on its Board of Directors for a term that continues for a three-year term or until her successor is duly elected. Mr. Casamento and Mr. Traversa are current board members. Information regarding the nominees is set forth above under the caption “DIRECTORS AND EXECUTIVE OFFICERS.” In the event the nominees are unable or unwilling to serve as a director, the individual named as proxies on the proxy card will vote the shares that they represent for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

The Board of Directors is responsible for supervision of the overall affairs of the Company.

There are no family relationships between any of the executive officers and directors.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF
THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C.

The Audit Committee has reappointed CBIZ CPAs P.C. as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum LLP, which was the Company’s prior independent registered public accounting firm. Representatives of CBIZ CPAs P.C. will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of CBIZ CPAs P.C. to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our Company.

Vote Required

The ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF
LLPCBIZ CPAs P.C. AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN,
TO INCREASE SHARES OF OUR COMMON STOCK AVAILABLE
FOR ISSUANCE THEREUNDER BY 3 MILLION SHARES

Proposal 3 — To approve an amendment to the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan to increase the shares of our common stock available for issuance thereunder by 3 million shares.

Description of Proposed Amendment

On December 12, 2025, the Board and the Compensation Committee unanimously approved an amendment (the “Plan Amendment”) to the Company’s combined 2014 and 2021 Equity Incentive Plans (the “Plan”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Plan by 3 million shares from 15,052,942 to 18,052,942.

The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of common stock reserved and available for issuance under the Plan. Stockholders are being asked to approve the Plan Amendment.

Vote Required and Recommendation

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Reasons for the Plan Amendment

Incentive plans:

Our 2014 and 2021 Plans are currently comprised of 15,052,942 shares of Common Stock.

The purpose of the 2014 and 2021 Plans is to encourage selected employees, directors and consultants of Relmada Therapeutics, Inc. and its affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Increase in Size of Plan

Currently, awards (consisting of options to purchase shares of common stock and restricted stock) issued under the combined Plans total 15,020,604 shares of common stock. On May 27, 2026, at the annual shareholders meeting, our shareholders will vote to increase the shares authorized under the Plan by 3,000,000 shares. With these grants and approvals, the Company will have 3,032,338 awards available to be issued.

The purpose of the 2021 Plan is to (a) enable the Company and its affiliates to attract and retain the types of employees, directors and consultants who will contribute to the Company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business, thus enhancing the value of the Company for the benefit of its stockholders.

The Board determined to increase the number of shares of common stock reserved and available for issuance under the 2021 Plan by 3.0 million shares because it believes that the current number is insufficient for the purposes of the 2025 Plan for future issuances. The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to the Company’s business operations. In addition, the Board is seeking to satisfy grants made subject to stockholder approval as stated above as well as the Company’s forecasted needs for equity compensation.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of common stock reserved for issuance under the 2021 Plan. This will provide the Company with the ability to grant more awards than are currently available under the 2021 Plan to eligible recipients including employees, directors, consultants and advisors.

The issuance in the future of awards under the 2021 Plan consisting of full value awards and options to purchase shares of common stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock which may be issued as awards under the 2021 Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws. Holders of the common stock have no preemptive or other subscription rights. There are no other material differences to the 2021 Plan as a result of the Plan Amendment.

Material Terms of the 2021 Plan

Purpose.    The purposes of the 2021 Plan are to encourage selected employees, directors and consultants of the Company and its affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Administration.    The 2021 Plan shall be administered by a committee (the “Committee”), or in the Board’s sole discretion by the Board. In case no Committee has been appointed, the Board may appoint one or more members of the Board appointed by the Board to administer the 2021 Plan in accordance with Section 3.3 and Section 3.4 of the Plan.

Shares Available for Awards.    Subject to adjustment in accordance with Section 14 of the 2021 Plan, there are reserved for issuance under the 2021 Plan, no more than 1,500,000 shares of Common Stock (subject to adjustment in certain circumstances as provided below). Shares of common stock available for distribution under the 2021 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Shares of common stock subject to an Award that expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of common stock to which the Award related, as well as any shares of Common Stock subject to an Award that are (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, shall be added back to the shares of Common Stock available for issuance of Awards or delivery under the Plan.

If this proposal is approved by our shareholders, based solely on the closing price of our common stock as reported by NASDAQ on March 30, 2021, and the maximum number of shares that would have been available for future awards as of such date under the 2021 Plan as described herein, the maximum aggregate market value of the common stock underlying the awards that could potentially be issued under the 2021 Plan is approximately $52.4 million.

Recipients of Grants.    Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee or the Board determines are reasonably expected to become Employees, consultants and directors following the grant date. We currently have thirteen employees (including officers), four non-employee directors (out of six total directors) and approximately seven consultants who will be eligible to receive awards under the 2021 Plan. Eligible persons will receive awards under the 2021 Plan on the basis of furthering the purposes of the 2021 Plan stated above.

The Plan shall not confer upon any participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time or any reason.

Awards

Options

EXERCISE PRICE.    The Option Exercise Price for the shares to be issued pursuant to exercise of an Option shall be such price as is determined by Committee or the Board and set forth in the Award Agreement, but shall be subject to the following:

In the case of an Incentive Stock Option granted to an Employee who at the time of grant is a Ten Percent Shareholder (as defined below), the Option Exercise Price shall be no less than 100% of the Fair Market Value of the Common Stock subject to the Option on the grant date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Internal Revenue Code (the “Code”). An Incentive Stock Option may not be granted to a person who owns (or is deemed to own pursuant to the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a “Ten Percent Shareholder”) unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the grant date.

The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the grant date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code (which relates to nonqualified deferred compensation plans).

OPTION TERM.    No Incentive Stock Option shall be exercisable after the expiration of 10 years from the grant date. However, an Incentive Stock Option may not be granted to Ten Percent Shareholder unless the Option is not exercisable after the expiration of five years from the grant date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee or the Board; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the grant date.

Termination other than Upon Disability or Death.    Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee or the Board, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

Disability of Optionee.    Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

Death of Optionee.    Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

Stock Appreciation Rights

The Board and the Committee are authorized to grant Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in Section 7 of the Plan, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

Term.    The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee or the Board; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the grant date.

Restricted Awards

ISSUANCE.    The Board and the Committee are authorized to grant Awards of Restricted Stock and Restricted Stock Units.

A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee or the Board shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in Section 8 of the Plan, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

RESTRICTIONS.

Restricted Stock.    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

Restricted Stock Units and Deferred Stock Units.    Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

The Committee or the Board shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

Performance Share Awards

The Board and the Committee are hereby authorized to grant Performance Share Awards. Subject to the terms of the Plan, each Performance Share Award shall be evidenced by an Award Agreement. The Board or the Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Board or the Committee are attained within the applicable Performance Period, as determined by the Board or the Committee.

Cash Awards

The Committee is authorized to grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

Other Equity-Based Awards.

The Board and the Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee or the Board shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

Changes in Common Stock.    In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 of the Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to Section 14 of the Plan, unless the Committee or the Board specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee or the Board shall, in the case of Incentive Stock Options, ensure that any adjustments under Section 14 of the Plan will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under Section 14 of the Plan will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under Section 14 of the Plan shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Change in Control.    Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)     In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units;

(b)    with respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met; and

(c)     In addition, in the event of a Change in Control, the Committee or the Board may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee or the Board may cancel the Option or Stock Appreciation Right without the payment of consideration therefor. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

“Change in Control” means:

(a)     if the Award is not subject to Section 409A of the Code:

i.       The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

ii.      The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

iii.     The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

iv.     The acquisition by any Person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

v.       The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(b)    if the Award is subject to Section 409A of the Code:

i.       One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

ii.      One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

iii.     A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

iv.      One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Term of Awards.    Subject to the provisions of the Plan regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the grant date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee or the Board; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the grant date. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the grant date.

The Committee or the Board shall have the authority to amend the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent.

Amendment.    The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 of the Plan relating to adjustments upon changes in Common Stock and Section 16.3 of the Plan, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

Term of Plan.    The Plan shall terminate automatically on the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but (subject to Sections 5.2, 6.1, and 7.2 of the Plan) Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 of the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Clawback Policy

Awards granted to our executive officers under the Plan will be subject to recoupment in accordance with any clawback policy that we have adopted pursuant to the listing standards of any national securities exchange or association on which our securities are listed or that is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Federal Income Tax Information Regarding the 2021 Plan

The following is a brief summary of the U.S. federal income tax consequences of the 2021 Plan generally applicable to the Company and to participants in the 2021 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (1) one year from the date the participant exercised the option and (2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards.    A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards.    The U.S. federal income tax consequences of other stock-or cash-based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company.    In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A.    We intend that awards granted under the 2021 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding.    We are authorized to deduct or withhold from any award granted or payment due under the 2021 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2021 Plan until all tax withholding obligations are satisfied.

Securities Authorized for Issuance Under Equity Compensation Plans

Relmada has a 2014 Option and Equity Incentive Plan, as amended (the Plan) in which its directors, officers, employees and consultants shall be eligible to participate. The Plan allows for the granting of common stock awards, stock appreciation rights, and incentive and nonqualified stock options to purchase shares of the Company.

On May 20, 2021, at the annual shareholders meeting, our shareholders approved our 2021 Equity Incentive Plan (the 2021 Plan) which allows for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock awards, performance share awards and other equity-based awards for up to 1,500,000 options or stock awards. At the annual shareholders meeting on May 25, 2022, our shareholders approved an amendment to the 2021 Plan to increase the shares of the Company’s common stock available for issuance thereunder by 3,900,000 shares. At the annual shareholders meeting on May 25, 2023, our shareholders approved an amendment to the 2021 Plan to increase the shares of the Company’s common stock available for issuance thereunder by 2,500,000 shares. At the annual shareholders meeting on May 23, 2025, our shareholders approved an amendment to the 2021 Plan to increase the shares of the Company’s common stock available for issuance thereunder by 2,000,000 shares. At the annual shareholders meeting on May 27, 2026, our shareholders will vote on a management proposal to increase the shares authorized for awards under the 2021 Plan by 3,000,000 shares but there can be no assurance such amendment will be approved. With these grants and approvals, as of December 31, 2025, the Company had 3,032,338 available to be issued.

The following table summarizes our equity compensation plan information as of December 31, 2025:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options and stock appreciation rights	Weighted- average exercise price of outstanding options and stock appreciation rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	15,020,604	$16.61	32,338
Equity compensation plans not approved by security holders	—	—	3,000,000
Total	15,020,604	$16.61	3,032,338

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVING THE INCREASE
OF 3 MILLION SHARES TO THE COMPANY’S EQUITY INCENTIVE PLANS.

PROPOSAL 4

TO APPROVE OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 200,000,000 SHARES

General

The Board of Directors has approved and adopted for submission to our stockholders an amendment to Article IV of the Company’s articles of incorporation to increase the number of authorized shares of common stock of the Company from 150,000,000 to 200,000,000. The Board believes that the amendment is necessary to maintain flexibility to issue shares of common stock to raise cash in one or more equity financings to fund our operations, to effect future awards under stockholder-approved equity incentive plans or for other general corporate purposes.

Current Capital Structure

As of March 29, 2026, we had 350,000,000 authorized shares, with 150,000,000 shares designated as common stock, $0.001 par value per share, of which 104,888,223 shares were issued and outstanding, and 200,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were issued and outstanding. Of the remaining 45,111,777 authorized shares of common stock, 8,010,112 shares are reserved for issuance upon the exercise of outstanding warrants, and 15,020,604 shares are reserved for issuance upon the exercise of issued and outstanding equity awards under the current equity incentive plans. This leaves 22,081,063 shares of our authorized common stock unissued and unreserved and available for future issuance.

Background and Purpose of the Amendment

While we believe our current cash resources to be sufficient to fund our operations for at least the next twelve months, we believe that we will need the ability to raise cash in the future in one or more equity financings to fund our operations, as well as to effect future awards under stockholder-approved equity incentive plans or for other general corporate purposes . With our current number of remaining authorized shares, we have limited ability to do so. Other than to issue shares upon exercises of outstanding options and warrants, we do not have any present plan, arrangement or understanding to issue any of the shares of common stock that will become available as a result of this proposed amendment. However, our Board believes it is in the best interests of the Company and our stockholders to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional 50,000,000 authorized shares of common stock would be available for issuance for various purposes, as our Board may deem advisable, such as for future financings, to satisfy the issuance of shares of common stock on the conversion or exercise of our options, warrants or other convertible securities, to provide equity incentive to employees, officers, consultants and directors, to make stock-based acquisitions and for other general corporate purposes.

The additional authorized shares of common stock under the proposed amendment will provide us with essential flexibility to use our common stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities expanding our business and product pipeline, acquisition transactions, licensing, joint venture and other transactions, entering into strategic relationships, initiating commercial preparatory plans, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends or for other general corporate purposes. For example, we will require substantial additional funding in order to develop and, if successful, commercialize our product candidates, and the additional authorized shares of common stock under the proposed amendment could be utilized for raising capital if we have an appropriate opportunity. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

If the proposed amendment is not approved by our stockholders, our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel, and if the amendment is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that our Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve the amendment, we may not be able to access the capital markets, initiate or complete clinical trials and other key development activities, complete corporate collaborations or partnerships, conduct strategic business development initiatives, add to our product pipeline, attract, retain and motivate employees and others required to make our business successful, and pursue other business opportunities integral to our growth and success, all of which could severely harm our company and our future prospects.

Because it is anticipated that our directors and executive officers will be granted additional equity awards under the 2021 Plan, they may be deemed to have an indirect interest in the proposed amendment, because absent the amendment, we would not have sufficient authorized shares to grant such awards.

The proposed amendment would not increase or otherwise affect our authorized preferred stock, nor would it have any effect on par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Should our Board of Directors issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of common stock solely by virtue of their ownership of shares of our common stock, and their percentage ownership of our then outstanding common stock could be reduced. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Rights of Additional Authorized Shares

The additional common stock to be authorized by stockholder approval of this proposal would have rights identical to the currently outstanding shares of our common stock.

Potential Adverse Effects of the Amendment

Adoption of the amendment will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. However, any future issuance of additional authorized shares of our common stock or preferred stock, at the future direction of the Board of Directors (and upon the approval of stockholders, if and as required by applicable law and any stock exchange regulation, if applicable) may, among other things, dilute the earnings per share of common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

In addition to the purposes mentioned above, an increase in the number of authorized shares of common stock or preferred stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Appraisal Rights

Pursuant to the Nevada Revised Statutes, stockholders are not entitled to appraisal rights with respect to the increase is authorized shares.

Effectiveness of Amendment

If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Nevada.

Vote Required

The proposal to approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000 requires the votes cast “FOR” the proposal to exceed at least a majority of the outstanding shares of common stock as of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF COMMON STOCK FROM 150,000,000 TO 200,000,000 SHARES.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting of stockholders. If, however, other matters properly come before the annual meeting of stockholders, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our Form 10-K for the fiscal year ended December 31, 2025 with the SEC. Stockholders may obtain, free of charge, a copy of the 2024 Form 10-K annual report by writing to us at Relmada Therapeutics, Inc., 2222 Ponce de Leon Blvd., Floor 3, Coral Gables, Florida 33134, Attention: Sergio Traversa, Chief Executive Officer, or from our website, www.relmada.com under the heading “For Investors” and the subheading “SEC Filings” at www.proxyvote.com or at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Relmada Therapeutics, Inc., 2222 Ponce de Leon Blvd., Floor 3, Coral Gables, Florida 33134, Attention: Sergio Traversa, Chief Executive Officer, or by email, straversa@relmada.com.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s amended and restated bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2027 Proxy Statement.

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any proposal of a stockholder intended to be considered for inclusion in our proxy statement for the 2027 Annual Meeting must be received by us no later than December 18, 2026, unless the date of our 2027 Annual Meeting of Stockholders is more than 30 days before or after May 27, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

A stockholder nomination of a person for election to our Board of Directors or a proposal for consideration at our 2027 Annual Meeting not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present such a nomination or proposal for consideration at an Annual Meeting, he or she must deliver written notice of the proposal to our Corporate Secretary no later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s Annual Meeting. For our 2027 Annual Meeting, this notice must be received no earlier than the close of business on December 28, 2026, and no later than the close of business on January 27, 2027.

In order for stockholders to give timely notice of director nominations at our 2027 Annual Meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadline as disclosed above under the advance notice procedures set forth in our Bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

You should also review our Bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. All nominations and proposals should be sent to our corporate office and directed to our Corporate Secretary, 2222 Ponce de Leon Blvd., Floor 3, Coral Gables, Florida 33134.

Additional Information

Accompanying this Proxy Statement is a copy of our Annual Report for the year ended December 31, 2025. Such report constitutes our Annual Report to Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such report includes our audited financial statements for the fiscal year ended December 31, 2025 and certain other financial information, which is incorporated by reference herein. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Chief Executive Officer, Relmada Therapeutics, Inc., 2222 Ponce de Leon Blvd, Floor 3, Coral Gables, Florida 33134. Please note that additional information can be obtained from our website at www.relmada.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

Annex A

Relmada Therapeutics, Inc.

2021 EQUITY INCENTIVE PLAN (AS AMENDED)

As adopted by the Board of Directors of Relmada Therapeutics, Inc., on March 19, 2021.

As approved by the shareholders of Relmada Therapeutics, Inc., on May 20, 2021.

As amended by the Board of Directors of Relmada Therapeutics, Inc., March 18, 2022.

As approved by the shareholders of Relmada Therapeutics, Inc., on May 25, 2022.

As amended by the Board of Directors of Relmada Therapeutics, Inc., March 17, 2023.

As approved by the shareholders of Relmada Therapeutics, Inc., on May 25, 2023.

As amended by the Board of Directors of Relmada Therapeutics, Inc., March 14, 2024.

As approved by the shareholders of Relmada Therapeutics, Inc., on May 30, 2024.

As amended by the Board of Directors of Relmada Therapeutics, Inc., March 28, 2025.

As approved by the shareholders of Relmada Therapeutics, Inc., on May 27, 2025.

1.           Purpose; Eligibility.

1.1              General Purpose. The name of this plan is the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Relmada Therapeutics, Inc., a Nevada corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2              Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3              Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2.           Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

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“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 10 of the Plan.

“Cause” means:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a)     If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b)    If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal securities laws; or (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a)     malfeasance in office;

(b)    gross misconduct or neglect;

(c)     false or fraudulent misrepresentation inducing the director’s appointment;

(d)    willful conversion of corporate funds; or

(e)     repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a)     if the Award is not subject to Section 409A of the Code:

(i)          The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(ii)         The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(iii)        The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)        The acquisition by any Person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the

Annex A-2

following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(v)         The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(b)    if the Award is subject to Section 409A of the Code:

(i)          One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(ii)         One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(iii)        A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)        One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

Annex A-3

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 8.1(b) hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 17.12.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a)     If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

Annex A-4

(b)    If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances):

(i)          any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure;

(ii)         a material reduction in the Participant’s base salary or bonus opportunity; or

(iii)        a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 9 hereof.

Annex A-5

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means:

(a)     a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; and

(b)    such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Relmada Therapeutics, Inc. 2021 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.

“Restricted Award” means any Award granted pursuant to Section 8.

“Restricted Period” has the meaning set forth in Section 8.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Substitute Award” has the meaning set forth in Section 4.5.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3.           Administration.

3.1              Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)     to construe and interpret the Plan and apply its provisions;

(b)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)     to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)    to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e)     to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)     from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

Annex A-6

(g)    to determine the number of shares of Common Stock to be made subject to each Award;

(h)    to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)     to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)     to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l)     to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m)   to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

3.2              Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3              Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

Annex A-7

3.4              Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5              Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.           Shares Subject to the Plan.

4.1              Subject to adjustment in accordance with Section 14, no more than 12,400,000 shares of Common Stock shall be available for the grant of Awards under the Plan  (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2              Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3              Subject to adjustment in accordance with Section 14, no more than 12,400,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4              Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related shall again be available for issuance of Awards or delivery under the Plan. Any shares of Common Stock subject to an Award under the Plan that are (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award shall be added back to the shares of Common Stock available for issuance of Awards or delivery under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, to the shares of Common Stock that may be issued as Incentive Stock Options.

4.5              Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

Annex A-8

5.           Eligibility.

5.1              Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2              Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.           Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1              Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2              Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3              Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4              Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing,

Annex A-9

during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5              Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6              Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7              Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8              Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9              Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10            Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11            Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated

Annex A-10

to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12            Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.           Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

7.1              Grant Requirements for Related Rights.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.2              Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

7.3              Vesting of SARs. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

7.4              Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

7.5              Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1 are satisfied.

7.6              Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

Annex A-11

8.           Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.1              Restricted Stock and Restricted Stock Units.

(a)     Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(b)    The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents. Dividend Equivalents may, if so determined by the Committee, be deemed re-invested in additional Restricted Stock Units or Deferred Stock Units based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.

8.2              Restrictions.

(a)     Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award

Annex A-12

Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)    Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c)     The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

8.3              Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

8.4              Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

8.5              Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

9.           Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

9.1              Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

Annex A-13

10.         Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

11.         Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

12.         Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13.         Miscellaneous.

13.1            Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

13.2            Shareholder Rights. Except as provided in the Plan, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for, nor shall any Participant be entitled to receive, any dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date the certificate representing Common Stock issuable pursuant to an Award is actually issued, except as provided in Section 14 hereof.

13.3            No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.4            Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

Annex A-14

13.5            Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

14.         Adjustments upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.         Effect of Change in Control.

15.1            Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)     In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units.

(b)    With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

15.2            In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

15.3            The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

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16.         Amendment of the Plan and Awards.

16.1            Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

16.2            Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

16.3            Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

16.4            No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

16.5            Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

17.         General Provisions.

17.1            Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2            Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

17.3            Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.4            Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.5            Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the

Annex A-16

timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program. Any such deferral program must comply with Section 409A.

17.6            Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

17.7            Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 14.

17.8            Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

17.9            No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

17.10          Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

17.11          Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.12          Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.13          Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.14          Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

Annex A-17

17.15          Expenses. The costs of administering the Plan shall be paid by the Company.

17.16          Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.17          Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

17.18          Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

18.         Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

19.         Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but (subject to Sections 5.2, 6.1 and 7.2) Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

20.         Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

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RELMADA THERAPEUTICS, INC.2222 PONCE DE LEON BLVD., 3RD FLOORCORAL GABLES, FLORIDA 33134SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. Eastern Time on May 22, 2025. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RLMD2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time on May 22, 2025. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V68330-P26103KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYRELMADA THERAPEUTICS, INC.The Board of Directors recommends you vote FORthe following:ForAllWithholdAllFor AllExceptTo withhold authority to vote for any individualnominee(s), mark “For All Except” and write thenumber(s) of the nominee(s) on the line below1. To elect Class I director, to serve for a three-year termthat expires at the Annual Meeting of Stockholders in2028, or until her successor is elected and qualified oruntil her earlier resignation or removal.Nominee:01) Fabiana FedeliThe Board of Directors recommends you vote FOR proposals 2 and 3.2. To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.3. To approve an amendment to the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan to increase the shares of our common stock available for issuancethereunder by 2.0 million shares.NOTE: To consider and act upon any other business as may properly come before the Annual Meeting or any adjournments thereof.For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should eachsign personally. All holders must sign. If a corporation or partnership, please sign in fullcorporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V68331-P26103RELMADA THERAPEUTICS, INC.Annual Meeting of StockholdersMay 23, 2025 9:30 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Sergio Traversa as proxy, with the power to appoint his substitute, and hereby authorize(s)him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RELMADATHERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2025,via live webcast at www.virtualshareholdermeeting.com/RLMD2025 at 9:30 AM Eastern Time, and any adjournment orpostponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side